Vycor Medical Reports Financial Results for the year ended December 31st, 2019

BOCA RATON, FL (March 27, 2020) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the year ended December 31, 2019.

Highlights

●	The Vycor Medical division recorded revenue of $1,300,000 from the sale of its products for the year ended December 31, 2019, a decrease of $11,000 (or 1%) over 2018. The US continued to experience growth (increase of 28%), primarily as a result of greater adoption and usage following the introduction of the enhanced VBAS model in September 2017, however this was offset by two large international orders in the 2018 period which were not repeated during 2019. Gross margin was 90% compared with 88% in 2018.

●	Operating expenses for the year were $2,060,000, a reduction of $597,000 or 22% compared to 2018, despite a significant increase in regulatory fees due to the migration to a new EU Notified Body for VBAS and despite increased patent fees due to the filing of 8 new patents for VBAS during the year. Operating loss was $725,000 compared to $1,318,000, a reduction of 45%, and Cash Operating Loss[1] was $121,000 compared to $207,000, a reduction of 42%. Net Loss for the year was $796,000 as compared to $1,379,000 in 2018.

●	A new large-scale clinical study done by the University of Aberdeen and [the Stroke Division at] the University of Miami Miller School of Medicine has been published in the highly respected scientific journal Cortex. The study reports on the effectiveness of NeuroEyeCoach, one of NovaVision’s treatments for patients with blindness associated with brain injury. This is the largest study done to date in the neuro-visual space and analyses the results of approximately 300 patients who underwent the therapy. The study demonstrates that patients achieve major improvements within 2-3 weeks and that NeuroEyeCoach is a highly effective clinical intervention. The findings showed that 87% of patients improved in search time and 80% had made less errors leading to a significant improvement in their ability to deal with their activities of daily living. In fact, patients with significant pre-therapy disability scores benefited the most with 79% of these patients saying they had less disability following the treatment.

●	Under Vycor’s ownership, NovaVision has gone from a business with a prototype therapy to one with a broad suite of proven patient and professional therapies and diagnostic products, utilizing a flexible range of delivery technologies, which this recent study demonstrates. The therapies are protected by 38 patents and have a significant body of clinical data that demonstrates their efficacy. Management has made clear however that, given the company’s resources and the large size and diversity of NovaVision’s end markets, it believes the most efficient way to fulfill NovaVision’s potential is through partnerships. The range of alternatives for NovaVision could comprise distribution and marketing partnerships, licensing, merger, sale and/or a significant restructuring of its activities.

1 Operating Profit/Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

COVID-19

In December 2019, an outbreak of a novel strain of coronavirus (COVID-19) originated in Wuhan, China, and has since spread to a number of other countries, including the United States. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. In addition, as of the time of the filing of this Annual Report on Form 10-K, several states in the United States have declared states of emergency, and several countries around the world, including the United States, have taken steps to restrict travel. Although neurosurgery is not generally an elective procedure, general hospital dislocation and diversion of resources could impact our revenues. We have implemented business continuity plans for our offices and personnel to enable continuity of service remotely however, if a critical number of our employees become too ill to work, or we are not able to access a sufficient quantity of our inventory for shipment due to enforced office closures, our production ability could be materially adversely affected in a rapid manner. While our operations are principally located in the United States, and our sub-contract manufacturers are located in the United States, we participate in a global supply chain. Disruptions to our supply chain and business operations, or to our suppliers’ or customers’ supply chains and business operations, could have adverse ripple effects on our manufacturing output and delivery schedule. Any of these and other uncertainties resulting from COVID-19 could have a material adverse effect on our business, financial condition or results of operations.

About Vycor Medical, Inc.

Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Non-GAAP Measures

We make reference to non-GAAP financial information in this press release together with a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. Specifically, we have provided non-GAAP Cash Operating Expenses and non-GAAP Cash Operating Loss measures that exclude Depreciation, Amortization and non-cash Stock Compensation.

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in this press release.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss

	For the year ended December 31,
	2019	2018

Revenue	$1,481,751	$1,509,330
Cost of Goods Sold	146,656	169,598
Gross Profit	1,335,095	1,339,732

Operating expenses:
Depreciation and Amortization	60,033	166,386
Selling, general and administrative	2,000,191	2,183,505
Impairment of assets	-	307,576
Total Operating expenses	2,060,224	2,657,467
Operating loss	(725,129)	(1,317,735)

Other income (expense)
Interest expense: Other	(48,036)	(48,800)
Interest expense: Related Party	(20,647)	(11,434)
Gain (loss) on foreign currency exchange	(2,390)	(1,387)
Total Other Income (expense)	(71,073)	(61,621)

Loss Before Credit for Income Taxes	(796,202)	(1,379,356)
Credit for income taxes	-	-
Net Loss	(796,202)	(1,379,356)
Preferred stock dividends	(324,370)	(324,370)
Net Loss available to common shareholders	(1,120,572)	(1,703,726)
Comprehensive Loss
Foreign Currency Translation Adjustment	3	(128,156)
Comprehensive Loss	(796,198)	(1,507,511)

Net Loss Per Share
Basic and diluted	$(0.05)	$(0.08)

Weighted Average Number of Shares Outstanding – Basic and Diluted	23,958,999	21,599,118

Reconciliation of Cash Operating Expenses and Cash Operating Loss Before
Depreciation, Amortization and Other Non-Cash Items

	For the twelve months ended December 31,
	2019	2018

GAAP Operating Expenses	(2,060,224)	(2,657,467)

Non-cash depreciation	57,274	127,020
Non-cash amortization of intangible assets	12,164	50,331
Non-cash stock-based compensation	534,940	625,625
Impairment of assets	-	307,576

Non GAAP Cash Operating Expenses	(1,455,846)	(1,546,915)

GAAP Operating Loss	(725,129)	(1,317,735)

Non-cash depreciation	57,274	127,020
Non-cash amortization of intangible assets	12,164	50,331
Non-cash stock-based compensation	534,940	625,625
Impairment of assets	-	307,576

Non GAAP Operating loss Before
Depreciation and Amortization	(120,751)	(207,183)

Vycor Medical, Inc. contacts:

951 Broken Sound Parkway NW

Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com